                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

          Employment Agreement (the "Agreement") dated as of December 12, 1997, by and between POREX CORPORATION, a Delaware corporation (the "Company"), and Kim A. Davis ("Executive").

                                R E C I T A L S
                                ---------------

          In consideration of the mutual covenants in this Agreement, the parties agree as follows:

          1.   Effectiveness of Agreement and Employment of Executive.
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          1.1  Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective as of the date hereof.

          1.2  Employment by the Company.  The Company hereby employs Executive
               -------------------------
as President and Chief Executive Officer of the Company as of the Employment Commencement Date (as defined in Section 3 below) and Executive hereby accepts such employment with the Company. Executive shall report to, and perform such duties and services for the Company and its subsidiaries and affiliates (such subsidiaries and affiliates, including, without limitation, Synetic, Inc., the parent of the Company ("Synetic"), collectively, "Affiliates") as may be designated from time to time by, the Chairman of the Board. Executive shall use his best and most diligent efforts to promote the interests of the Company and the Affiliates, and shall devote all of his business time and attention to his employment under this Agreement and under the Employment Agreement between the Executive and Synetic dated as of the date hereof (the "Synetic Employment Agreement").

          2.   Compensation and Benefits.
               -------------------------

          2.1  Salary.  The Company shall pay Executive for services during the
               ------
Employment Period a base salary at the annual rate of $225,000. Such base salary shall be reviewed no less frequently than annually and may be increased in the sole discretion of the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Compensation Committee"). Such base salary shall be payable in equal installments, no less frequently than monthly, pursuant to the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions. In the event that the Synetic Employment Agreement is terminated by Synetic following the occurrence of an initial public offering of common equity securities of the Company, the Executive's annual base salary shall automatically increase by an amount equal to the base salary in effect at such time under the Synetic Employment Agreement (initially, $100,000).

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                                       2

          2.2  Benefits.  During the Employment Period, Executive shall be
               --------
entitled to participate, on the same basis and at the same level as other employees of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof.

          2.3  Expenses.  Pursuant to the Company's customary policies in force
               --------
at the time of payment, the Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly and reasonably incurred by him on behalf of the Company or its Affiliates in the performance of his duties hereunder. The Executive shall be entitled to first class airline travel.

          2.4  Perquisites.  During the Employment Period, the Company shall
               -----------
reimburse the Executive for the lease payments on his current vehicle and for the costs and expenses incurred by the Executive in connection with the use of such vehicle, including reimbursement for insurance costs and gasoline. At the expiration of the current lease term occurring during the Employment Period, the Company shall provide the Executive with the use of a domestic luxury automobile, such as a Cadillac or Lincoln sedan, and shall reimburse him for the costs and expenses thereof.

          2.5  Life Insurance.  During the Employment Period, the Company shall
               --------------
reimburse the Executive for the annual premiums associated with a term life insurance policy with a face value of $1 million to the extent that the Executive is considered a "standard risk" for purposes of such policy (excess amounts shall be borne by the Executive). The beneficiary of such policy is to be designated by the Executive.

          2.6  Vacation.  Executive shall be entitled to vacation time of no
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less than five weeks during each twelve-month fiscal year of the Company during the Employment Period, consistent with the Company's vacation policies. The date or dates of such vacations shall be selected by the Executive having reasonable regard to the business needs of the Company.

          2.7  Country Club Fees.  During the Employment Period, the Company
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shall pay the initiation fee and annual dues (including, assessments applied for such year) for the Executive's membership in a country club of his choice (subject to the approval of the Company which shall not unreasonably be withheld) and the business expenses incurred with such membership shall be reimbursed pursuant to Section 2.3.

          2.8  Incentive Plan.  During the Employment Period, the Executive
               --------------
shall be eligible to participate in the Company's EVA Incentive Plan (the "Incentive Plan").
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                                       3

          2.9  Transaction-Based Compensation.
               ------------------------------

          (a) In the event that the Company has consummated an acquisition of a business unit (the "Acquired Entity") as a result of the efforts of the Executive, by merger, purchase of assets or securities, consolidation, tender or exchange offer (such transaction being hereinafter referred to as an "Acquisition Transaction"), during the Employment Period or pursuant to a written agreement executed during the Employment Period, the Executive shall, subject to the conditions set forth in Section 2.9(b), be entitled to receive an amount ("Transaction-Based Compensation") equal to 1% of the sum of the aggregate consideration payable by the Company (whether in cash, property and/or securities) in connection therewith, payable in the manner described below in
Section 2.9(b). Notwithstanding the foregoing, in no event shall the aggregate amount of Transaction-Based Compensation in respect of all Acquisition Transactions that is payable in any fiscal year of the Company (in accordance with 2.9(b) below) exceed $200,000 (the "$200,000 Limit") and no amounts of Transaction-Based Compensation shall be carried over for future fiscal years to the extent that a given fiscal year's Transaction-Based Compensation is less than the $200,000 Limit. The value of any consideration in accordance in with this Section 2.9(a) (other than cash or marketable securities) shall be the fair market value thereof determined, in good faith, by the Board.

          (b) The amount of any Transaction-Based Compensation payable pursuant to Section 2.9(a) above with respect to any Acquisition Transaction shall be payable (each, an "Installment Payment") on the following terms and conditions:
33% of the Transaction-Based Compensation shall be paid to the Executive as promptly as practicable following the determination of operating profits for the Acquired Entity for the first full fiscal year of the Company following the closing date of such Acquisition Transaction, 50% of the Transaction-Based Compensation shall be paid to the Executive as promptly as practicable following the determination of operating profits for the Acquired Entity for the second full fiscal year of the Company following the closing date of the Acquisition Transaction, and 17% of the Transaction-Based Compensation shall be paid to the Executive as promptly as practicable following the determination of operating profits for the Acquired Entity for the third full fiscal year of the Company following the closing date of such Acquisition Transaction; provided, however, that no Installment Payment shall be paid to the Executive if the Acquired Company's operating profits for the applicable fiscal year did not equal or exceed the amount of operating profits of such Acquired Entity as shown in the final projections prepared by the Company's management, approved by the Executive and reviewed by the Board in connection with the approval of the Acquisition Transaction (the "Projections"); provided further, however, that in no event shall the aggregate amount of all Installment Payments in any one year exceed the $200,000 Limit. If the aggregate consideration in an Acquisition Transaction may be increased by contingent payments related to future earnings or operations or otherwise, and such contingent payments are paid to the Company, the portion of the Transaction-Based Compensation related thereto shall be calculated as if the contingent payment had been made on the closing date of the Acquisition Transaction and shall be paid (i) if such contingent payment is made prior to the completion of the three-year period described above, at such time as the Installment Payment for the fiscal year in which the contingent payment is made, subject to the achievement of the Projections and the $200,000 Limit applicable to the fiscal year or years occurring after the closing date of such Acquisition Transaction and (ii) if such contingent payment is made after the completion of such three-year period, as promptly as practicable following the payment date, subject to the achievement of the Projections and the $200,000 Limit during the three-year period applicable to such Acquisition Transaction.
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                                       4

          (c) The Company shall provide the Executive with a statement, certified by the Compensation Committee as true and correct, of the amount of actual operating profits attributable to each Acquired Entity during each fiscal year in which an Installment Payment may be payable. The Company shall provide the Executive with a statement, certified by the Compensation Committee as true and correct, providing the calculation of any Installment Payment. Operating profits shall be determined in accordance with generally accepted accounting principles by the Company. The determinations of the Compensation Committee shall be binding upon the parties hereto absent manifest error.

          2.10 For the period following the effectiveness of this Agreement through the date specified in the last sentence of this Section 2.10, the Executive shall commute to the headquarters of the Company located in Fairburn, Georgia. During such period, the Company shall reimburse the Executive for reasonable commutation (including first class airline travel) and temporary lodging expenses incurred by the Executive until such time as he has found permanent housing in the Fairburn, Georgia area and upon the presentation of receipts and supporting information. On or about May 1, 1998, the Executive agrees to move himself and his family to a home in the vicinity of the Company's headquarters. The Company shall reimburse the Executive for all reasonable and customary moving expenses (e.g., the cost of packing, loading, transfer and unloading of the Executive's furniture and other personal items from his current personal residence to the Fairburn, Georgia vicinity) incurred by the Executive, subject to the presentation of receipts and supporting information. The Company shall also reimburse the Executive for commissions paid to a real estate broker upon the sale of his present home located in Michigan.

          3.   Employment Period.
               -----------------

          Executive's employment under this Agreement shall commence on January 1, 1998 (the "Employment Commencement Date") and shall terminate on the fifth anniversary thereof (the "Employment Period"), unless terminated earlier pursuant to Section 4. Unless written notice of either party's desire to terminate the Employment Period has been given to the other party prior to the expiration of the Employment Period (or any one-month renewal thereof contemplated by this sentence), the Employment Period shall be automatically renewed for successive one-month periods.
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                                       5

          4.   Termination.
               -----------

          4.1  Termination by the Company for Cause.  The Employment Period may
               ------------------------------------
be terminated at any time by the Company for Cause (as defined below). Upon such a termination, the Company shall have no obligation to the Executive (including, without limitation, any payment under the Incentive Plan or any Installment Payment) other than the payment of Executive's earned and unpaid compensation to the effective date of such termination. For purposes of this Agreement, the term "Cause" shall mean any of the following:

          1. A willful failure of the Executive to perform his duties under this Agreement or the Synetic Employment Agreement, which failure has not been cured (to the extent susceptible to cure) within 20 days following written notice from the Chairman of the Board of the Company or Synetic, as appropriate, detailing such failure;

          2. Any willful misconduct by the Executive relating, directly or indirectly, to the Company or any of its Affiliates, or any breach by the Executive of any material policy of the Company or any of its Affiliates, which breach has not been cured (to the extent susceptible to cure) within 20 days following written notice from the Chairman of the Board of the Company detailing such breach;

          3. Any breach by the Executive of any material provision contained in this Agreement or the Synetic Employment Agreement, including without limitation, Section 6 hereof, which breach has not been cured (to the extent susceptible to cure) within 20 days following written notice from the Chairman of the Board of the Company or Synetic, as appropriate, detailing such breach; or

          4. The Executive's commission of a common law fraud against the Company or any of its Affiliates or conviction of a felony crime involving moral turpitude;

          4.2  Death and Disability.  The Employment Period may be deemed
               --------------------
terminated by the Company upon (i) the death of the Executive or (ii) the Executive becoming ill, mentally or physically disabled, or otherwise incapacitated so as to be unable to regularly perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive twelve-month period and the Company shall have no obligation to the Executive or the Executive's estate other than (i) a continuation of his base salary (at a rate equal to 100% of the rate in effect at the time of such termination) for a period of two years following the date of termination, payable in accordance with the third sentence of Section 2.1, (ii) any unpaid Installment Payments, if any, that the Executive would have been entitled to receive pursuant to Section 2.9 above had he remained employed by the Company for the remainder of the three year period applicable to each Acquisition Transaction, and (iii) the amounts held in the "bank" on account of the Executive under the Incentive Plan, if any, shall be paid as soon as practicable following the date of termination and the pro rata portion of the bonus the Executive would have earned for the year of termination under the Incentive Plan shall be paid at such time as payments are made under the Incentive Plan generally, if any; provided, however, that such salary continuation and obligations to make the Installment Payments and the payments under the Incentive Plan shall end on the occurrence of any circumstance or event that would constitute Cause, including, without limitation, a breach of the covenants contained in Section 6 below.
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                                       6

          4.3  Resignation by the Executive.
               ----------------------------

          (a) If the Executive terminates his employment during the Employment Period for any reason (other than as set forth in Section 4.3(b) below), the Company shall have no obligation to the Executive (including, without limitation, any payment under the Incentive Plan or any Installment Payment) other than the payment of the Executive's earned and unpaid compensation to the effective date of such termination.

          (b) If the Executive terminates his employment during the Employment Period (i) upon 30 days' written notice at any time after a 12-month period
(or such shorter period to the extent the acquiring company does not request the services of the Executive for such 12-month period) following the occurrence of a Change in Control (as defined below) or (ii) due to a material reduction in his duties or responsibilities under this Agreement which has not been in cured by the Company within 20 days following written notice by the Executive detailing such reduction, the Executive shall be entitled to receive the benefits described under Section 4.4 below as if his employment had been terminated by the Company without Cause.

          (c) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

          (i) both (x) any person, entity or group shall have acquired at least 50% of the voting power of the outstanding voting securities of the Company ("Voting Power") (excluding the Company, any employee benefit plan thereof, Synetic and Martin J. Wygod and their respective affiliates), and (ii) following such acquisition of 50% Voting Power, the Chairman of the Board of the Company immediately prior to the acquisition of 50% Voting Power shall cease to hold one or more of the following positions: Chairman of the Board or Chief Executive Officer of the Company or a senior executive office of the acquirer of 50% Voting Power, in each case with duties and responsibilities greater than or substantially equivalent to those prior to such acquisition of 50% Voting Power; or

          (ii) both (x) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") shall have occurred and (ii) following such Business Combination, the Chairman of the Board of the Company immediately prior to such Business Combination shall cease to be Chairman of the Board or Chief Executive Officer of, or to hold a senior executive position in, the corporation resulting from such Business Combination, with duties and responsibilities greater than or substantially equivalent to those prior to such Business Combination; or

          (iii) a complete liquidation or dissolution of the Company shall have occurred;

provided, however, that a Change in Control shall not include (x) a spinoff or similar transaction where shares of Porex common stock, $.01 par value per share ("Common Stock") are dividended or otherwise distributed to the stockholders of Synetic or (y) a public offering of Common Stock under the Securities Act of 1933, as amended.

          4.4  Termination by the Company Without Cause.
               ----------------------------------------

          (a) The Employment Period may be terminated at any time by the Company without Cause. If the Company terminates the Employment Period without Cause, the Company shall have no obligation to the Executive other than (i) a continuation of his base salary (at a rate equal to 100% of the rate in effect at the time of such termination) for a period of two years following the date of termination, payable in accordance with the third sentence of Section 2.1, (ii) any unpaid Installment Payments, if any, that the Executive would have been entitled to receive pursuant to Section 2.9 above had he remained employed by the Company for two years following the date of termination of employment,
(iii) the amounts held in the "bank" under the Incentive Plan, if any, shall be paid as soon as practicable following the date of termination and the pro rata portion of the bonus the Executive would have earned for the year of termination under the Incentive Plan shall be paid at such time as payments are made under the Incentive Plan generally, if any, and (iv) the Executive shall be eligible to continue to participate for a period of one year following the date of termination on the same terms and conditions as in effect prior to such termination in all health, medical, dental and other welfare plans ("Welfare Plans") provided to the Executive pursuant to Section 2.2 at the time of such termination and which are provided by the Company to its employees following the date of termination; provided, however, that such salary and benefit continuation and obligations to make the Installment Payments and the payments under the Incentive Plan shall end on the occurrence of any circumstance or event that would constitute Cause, including, without limitation, a breach of the covenants contained in Section 6 below; provided further, however, that the Executive's eligibility to participate in the Welfare Plans shall cease at such time as the Executive is offered comparable coverage with a subsequent employer. If the Executive is precluded from participating in any Welfare Plan by its terms or applicable law, the Company shall provide the Executive with benefits that are reasonably equivalent in the aggregate to those which the Executive would have received under such plan had he been eligible to participate therein. Anything to the contrary herein notwithstanding, the Company shall have no obligation to continue to maintain any Welfare Plan solely as a result of the provisions of this Agreement.

          (b) The expiration of the Employment Period, pursuant to Section 3, shall not be considered a termination without Cause. In the event the parties mutually agree to terminate this Agreement at the expiration of the Employment Period, the Executive shall be entitled to receive (i) amounts held in the "bank" under the Incentive Plan, if any, as soon as practicable following the date of expiration of the Employment Period and (ii) any unpaid Installment Payments, if any, that the Executive would have been entitled to receive pursuant to Section 2.9 above had he remained employed by the Company for the remainder of the three year period applicable to each Acquisition Transaction.

          4.5  Liquidated Damages.  Executive acknowledges that any payments
               ------------------
under Section 4.4 resulting from a termination of the Employment Period by the Company without Cause are in lieu of any and all claims that the Executive may have against the Company or any of its Affiliates other than as provided in the Synetic Employment Agreement and benefits under the Company's employee benefit plans that by their terms survive termination of employment (including, without limitation, the Option Agreement (as defined below in Section 5), if any) and benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and represent liquidated damages (and not a penalty).

          5.   Options.  The Company has filed a Form S-1 Registration Statement
               -------
with the Securities and Exchange Commission. Upon the consummation of the initial public offering of the Common Stock (the "Offering Date"), the Company shall grant to the Executive an option ("Option") under the Company's Class A Stock Option Plan to purchase 240,000 shares of the Common Stock. The grant of the Option shall be evidenced by a written agreement (the "Option Agreement") containing substantially the same terms and conditions as the stock option agreements under Synetic's 1989 Class B Stock Option Plan, as amended from time to time. In the event that the Company fails to consummate an initial public offering, the Company shall have no obligation to the Executive under this
Section 5.

          6.   Covenants of the Executive.
               --------------------------

          6.1  Confidentiality.
               ---------------

          (a) Executive understands and acknowledges that in the course of his employment, he will have access to and will learn information proprietary to the Company and its Affiliates that concerns the operation and methodology of the Company and its Affiliates, including, without limitation, business, manufacturing and research plans, financial information, information concerning identity and source of supply of raw materials and equipment and machinery, manufacturing methods, processes and techniques (including, without limitation, mold manufacturing processes), specifications and tolerances of products, research and development, quality control, test instructions, field testing data, performance and reliability data, product design, protocols, proposals, manuals, scientific data, computer source codes, programs, software, prices and pricing formulae, knowhow and specifications, copyrights, trade secrets, market information, Development (as defined below), data and customer information (collectively, "Proprietary Information"). Executive agrees that, at all times on and after the date hereof (including following termination of the Employment Period), he will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Executive can demonstrate by written record
(i) was already available to the public at the time of disclosure, or subsequently become available to the public, otherwise than by breach of this Agreement, or (ii) was the subject of a court order to disclose. Upon any termination of the Employment Period, Executive shall immediately return to the Company all copies of any Proprietary Information in his possession.
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                                       9

          (b) Executive agrees that at any time during the Employment Period or thereafter, Executive shall not make, or cause or assist any other person to make, any statements or other communications to any third party that impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company, its Affiliates or any of their respective officers, employees, products or services.

          6.2  Restrictions on Solicitation.  During the period beginning on the
               ----------------------------
date hereof and (subject to Section 6.4) ending on the second anniversary of the date of cessation of the employment of the Executive for any reason whatsoever (the "Restricted Period"), Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or contact any customer or any prospective customer of the Company or any of the Affiliates for any commercial pursuit that could be reasonably construed to be in competition with the Company or any of the Affiliates, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or any of the Affiliates, or induce, or attempt to induce, any employees, agents or consultants of or to the Company or any of the Affiliates to do anything from which Executive is restricted by reason of this Agreement nor shall Executive, directly or indirectly, offer or aid others to offer employment to, or interfere or attempt to interfere with any employment, consulting or agency relationship with, any employees, agents or consultants of the Company or any of the Affiliates.

          6.3  Restrictions on Competitive Employment.  During the Restricted
               --------------------------------------
Period, Executive shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, without the prior written approval of the Company, engage in activities for, or render services to, any firm or business
(i) engaged in direct or indirect competition with the Company or any of its Affiliates, (ii) conducting a business of the type and character engaged in or about to be engaged in by the Company or any of its Affiliates at the time of termination, or (iii) developing products or services competitive with those of the Company or any of the Affiliates (all of the businesses in clauses (i), (ii) and (iii) collectively, a "Competitive Business"). Notwithstanding the foregoing, Executive may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of public traded securities in any public company engaged in a Competitive Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

          6.4  Extension of Restricted Period.  The Restricted Period shall be
               ------------------------------
extended by the length of any period during which Executive is in breach of the terms of this Section 6.

          6.5  Assignment of Development.  All Developments that are at any time
               -------------------------
made, conceived or suggested by Executive, whether acting alone or in conjunction with others, during or as a result of Executive's employment with the Company or the Affiliates, shall be the sole and absolute property of the Company and the Affiliates, free of any reserved or other rights of any kind on Executive's part. During the Executives's employment and, if such Developments were made, conceived or suggested by Executive during or as a result of Executive's employment with the Company, or the Affiliates, thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company and the Affiliates of Executive's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, plans, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities of which Executive is aware, or the products and services of the Company or any of the Affiliates.

          6.6  Disclosure of Information.  During the Employment Period,
               -------------------------
Executive shall use his best efforts to disclose to the Chairman of the Board of the Company any bona fide information known by him that would have any material negative impact on the Company or an Affiliate.

          6.7  Remedies.  Executive acknowledges and agrees that damages for a
               --------
breach or threatened breach of any of the covenants set forth in this Section 6 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.

          7.   Notices.  Any notice or communication given by either party
               -------
hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          (a)  if to the Company:

               Porex Corporation
               500 Bohannon Road
               Fairburn, Georgia  30213-2828
               Telecopier No.:  (770) 969-0954
               Attn:  Chairman of the Board

               with a copy to:
               Synetic, Inc.
               669 River Drive
               Elmwood Park, New Jersey  07407-1361
               Telecopier No.:  (212) 703-3401
               Attn:  President and Chief Executive Officer

          (b) if to the Executive, to the address set forth on the signature page hereof.

Any notice shall be deemed given when actually delivered to such address, or two days after such notice has been mailed or sent by overnight courier, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address which notices to such person shall thereafter be sent.

          8.   Miscellaneous.
               -------------

          8.1  Entire Agreement.  This Agreement together with the Synetic
               ----------------
Employment Agreement, the Incentive Plan, and the Option Agreement, if any, contain the entire understanding of the parties in respect of its subject matter and supersede upon its effectiveness all other prior agreements and understandings between the parties with respect to such subject matter.

          8.2  Amendment; Waiver.  This Agreement may not be amended,
               -----------------
supplemented, canceled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

          8.3. Binding Effect; Assignment.  The rights and obligations of this
               --------------------------
Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Executive's rights or obligations under this Agreement may not be assigned by the Executive, except that the right specified in Section 4.2 shall pass upon the Executive's death to Executive's executor or administrator.

          8.4  Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          8.5  Governing Law; Interpretation.  This Agreement shall be construed
               -----------------------------
in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of New Jersey, applicable to contracts executed and to be wholly performed within such State.

          8.6  Further Assurances.  Each of the parties agrees to execute,
               ------------------
acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

          8.7  Severability.  The parties have carefully reviewed the provisions
               ------------
of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

          8.8  Withholding Taxes.  All payments hereunder shall be subject to
               -----------------
any and all applicable federal, state, local and foreign withholding taxes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    POREX CORPORATION



                                    By:    /s/ Charles A. Mele
                                        --------------------------------
                                       Name:       Charles A. Mele
                                       Title:      Vice President


                                    EXECUTIVE


                                         /s/ Kim A. Davis
                                         -------------------------------


                                    Address: